EXTENSION EXECUTED MARCH 30, 2000


           AGREEMENT dated as of March 3, 2000 (this "Agreement"), between VISKASE CORPORATION, a Pennsylvania corporation, and STATE STREET BANK AND TRUST COMPANY, a Massachusetts trust company, relating to the Lease Agreement dated as of December 18, 1990 (the "Lease Agreement"), among Viskase Corporation (the "Lessee"), and State Street Bank and Trust Company (the "Lessor"), as successor trustee to Fleet National Bank, formerly known as Shawmut Bank Connecticut, National Association, formerly known as The Connecticut National Bank, not in its individual capacity (except as expressly provided therein) but solely as Owner Trustee under the Trust Agreement (capitalized terms used herein and not defined have the meanings assigned to such terms in the Lease Agreement).

           Whereas, the Lessee was obligated under the terms of the Lease to pay to the Lessor the Basic Rent due on the Basic Rent
Payment Date occurring on February 28, 2000;

           Whereas, such payment has not been made as of the date hereof;

           Whereas, the Lessee has requested that the Lessor extend the 5 day grace period under the Lease in order to prevent the nonpayment from resulting in an Event of Default under the Lease; and

           Whereas, the Lessee has agreed to enter into good faith discussions with Lessor to reach a mutually acceptable agreement regarding the February 28, 2000 payment.

           Now therefore, in consideration of the mutual agreements herein contained and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

           SECTION 1.  Payment Default Extension.  For as long as no
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Default or Event of Default shall have occurred (excluding a Default or Event of Default related to the failure of the Lessor to make the payment of Basic Rent due on February 28, 2000), Lessor agrees to extend the 5 day grace period referenced in Paragraph A of Article XVII of the Lease Agreement by an additional 40 days (the "Payment Default Extension").

           SECTION 2.  Representations and Warranties.  The Lessee
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represents and warrants to the Lessor that after giving effect to this
Agreement, no Event of Default or Default has occurred and is continuing, except that the Guarantor may not have met the Fixed
Charge Coverage Ratio set forth in Section 5.09 of the Participation Agreement for the fiscal quarter immediately preceding the date hereof.

           SECTION 3.  Conditions to Effectiveness.  This Agreement
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shall become effective as of the date first above written when the parties hereto shall have received counterparts of this Agreement that, when taken together, bear the signatures of the Lessee and the Lessor.

           SECTION 4.  Lease Agreement.  Except with respect to the
                       ----------------
effectiveness of the Payment Default Extension, the Lease Agreement shall continue in full force and effect in accordance with the
provisions thereof as in existence on the date hereof.   This
Agreement shall be a Basic Document as defined in the Lease Agreement. Accordingly, the parties hereto acknowledge that any breach of a party's representations, warranties or covenants hereunder may result in an Event of Default, together with any consequences relating thereto as set forth in the Basic Documents.

           SECTION 5.  Effect of Extension Date.  Except as expressly
                       -------------------------
set forth herein with respect to the Payment Default Extension, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lessor under the Lease Agreement or the Lessor or Owner Participant under any other Basic Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Lease Agreement or any other Basic Document, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Lessee or the Guarantor to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Lease Agreement or any other Basic Document in similar or different circumstances.

           SECTION 6.  Expenses.  The Lessee agrees to reimburse the
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Owner Participant and the Lessor for its out-of-pocket expenses in connection with this Agreement, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Owner Participant.

           SECTION 7.  Term.  This Agreement shall automatically
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terminate without further action by any of the parties hereto upon the earlier to occur of (i) the day following the last day of the Payment Default Extension or (ii) the violation of any of the representations of the Lessee set forth herein or the occurrence of any Default or Event of Default.

           SECTION 8.  Applicable Law.  THIS AGREEMENT SHALL BE
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GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE
OF NEW YORK.

           SECTION 9.  Counterparts.  This Agreement may be executed
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in two or more counterparts, each of which shall constitute an original but all of which when taken together shall constitute but one agreement. Delivery of an executed signature page to this Agreement by facsimile transmission shall be effective as delivery of a manually signed counterpart of this Agreement.

           IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their duly authorized officers, all as of the date and year first above written.


                                STATE STREET BANK AND TRUST COMPANY,

                                by

                                  ---------------------------------
                                  Name:
                                  Title:


                                VISKASE CORPORATION,

                                by
                                  ---------------------------------
                                  Name:
                                  Title: